UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Oragenics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ORAGENICS, INC.
13700 Progress Boulevard
Alachua, Florida  32615

NOTICE TO THE HOLDERS OF COMMON STOCK
OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 28, 2009

Notice is hereby given to the holders of the common stock, $.001 par value per share (the "Common Stock"), of Oragenics, Inc., a Florida Corporation (the "Company") that the 2009 Annual Meeting of Shareholders of the Company (including any postponements or adjournments thereof, the "Annual Meeting") will be held at the Grand Hyatt Tampa Bay, 2900 Bayport Drive Tampa, Florida 33607, on Wednesday, October 28, 2009, at 10:00 a.m., local time, for the following purposes:

(i)	To elect Directors to serve until the next annual meeting of shareholders;

(ii)	To authorize and approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 300,000,000;

(iii)	To approve a second amendment to the Company’s Amended and Restated 2002 Stock Option and Incentive Plan to increase the number of shares available for issuance from 5,000,000 to 12,500,000; and

(iv)	To transact such other business as may properly come before the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting.  Information relating to the Annual Meeting and matters to be considered and voted upon at the Annual Meeting are set forth in the attached Proxy Statement.

Only those shareholders of record at the close of business on September 16, 2009, are entitled to notice of and to vote at the Annual Meeting. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Annual Meeting and for a period of ten days prior thereto at the executive offices of the Company in Alachua, Florida.

BY ORDER OF THE BOARD OF DIRECTORS,

Alachua, Florida	BRIAN BOHUNICKY
September ___________, 2009	Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS MEETING TO BE HELD ON OCTOBER 28, 2009.

This Proxy Statement and our 2008 Annual Report to Shareholders are available at:  www.oragenics.com/annualreport.html

i

ORAGENICS, INC.
PROXY STATEMENT
FOR HOLDERS OF COMMON STOCK
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 28, 2009

This Proxy Statement is furnished to holders of the common stock, $.001 par value per share ("Common Stock"), of Oragenics, Inc., a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of Common Stock for use at the 2009 Annual Meeting of Shareholders to be held at 10:00 a.m. local time at Grand Hyatt Tampa Bay, 2900 Bayport Drive Tampa, Florida 33607, on Wednesday, October 28, 2009 (including any postponements or adjournments thereof, the "Annual Meeting").

The Annual Meeting will be held for the following purposes:

(i)	To elect Directors to serve until the next annual meeting of shareholders;

(ii)	To Amend our Articles of Incorporation to increase the number of Common Shares from 100,000,000 to 300,000,000;

(iii)	To approve a second amendment to the Company’s Amended and Restated 2002 Stock Option and Incentive Plan to increase the number of shares available for issuance from 5,000,000 to 12,500,000; and

(iv)	To transact such other business as may properly come before the Annual Meeting.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies.  This Proxy Statement and the accompanying Proxy are first being mailed to shareholders of the Company on or about September__, 2009.

Shareholders Entitled to Vote

Only shareholders of record of the Company at the close of business on September 16, 2009 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock is entitled to one vote.  On September 16, 2009, there were 90,866,899 shares of Common Stock issued and outstanding.

Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date.

Quorum and Voting Requirements

The holders of record of a majority of the votes of Common Stock entitled to be voted at the Annual Meeting, present in person or by proxy, are required to establish a quorum for the Annual Meeting and for voting on each matter. For the purpose of determining the presence of a quorum, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum.  A broker non-vote is when a brokerage firm or bank holding shares of record for their customers in street name does not receive specific instructions from their customers, as the beneficial owners, and the brokerage firm or bank advises that it lacks discretionary voting authority on a particular proposal. Although there are no controlling precedents under Florida law regarding the treatment of broker non-votes, the Company intends to apply the principles set forth herein. The Company believes that under applicable rules, brokerage firms and banks have discretionary authority to vote their customers' unvoted shares with regard to the proposal to elect Directors.

PROPOSAL I:   Election of Directors. The election of four Directors by the holders of Common Stock will require a plurality of the votes cast by the shares of Common Stock represented and entitled to vote in the election at the Annual Meeting. With respect to the election of Directors, shareholders may (i) vote "for" each of the nominees, (ii) withhold authority for each of such nominees, or (iii) withhold authority for specific nominees but vote for the other nominees. Because the Directors are elected by a plurality of the votes cast by the shares represented and entitled to vote, an abstention from voting or a broker non-vote will have no effect on the outcome of the election of Directors.

PROPOSAL II: Approval of an amendment to our Amended and Restated Articles of Incorporation to increase the available authorized shares of common stock from 100 million (100,000,000) to 300 million (300,000,000). Approval of the amendment requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting for approval of the plan amendment. With respect to this proposal, shareholders may (i) vote “for” the proposal, (ii) vote “against” the proposal, or (iii) abstain from voting. Broker non-votes will have no effect on the outcome of the proposal. Abstentions have the same effect as votes against the proposal.

PROPOSAL III: Approval of the second amendment to the Company’s Amended and Restated 2002 Stock Options and Incentive Plan. Approval of the amendment requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting for approval of the plan amendment. With respect to this proposal, shareholders may (i) vote “for” the proposal, (ii) vote “against” the proposal, or (iii) abstain from voting. Broker non-votes will have no effect on the outcome of the proposal. Abstentions have the same effect as votes against the proposal.

Voting

A shareholder of record who does not hold his shares through a brokerage firm, bank or other nominee (in "street name") may vote his shares in person at the Annual Meeting. If a shareholder holds shares in street name, he must obtain a proxy or evidence of stock ownership from his street name nominee and bring it with him in order to be able to vote his shares at the Annual Meeting.

If the enclosed Proxy is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such PROXY. IF A SIGNED VALID PROXY IS RETURNED AND NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR PROPOSALS II AND III.

The Board of Directors is not presently aware of any other business to be presented to a vote of the shareholders at the Annual Meeting. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission (the "Commission"), the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals properly presented by shareholders for consideration at the Annual Meeting that were not submitted to the Company within a reasonable time prior to the mailing of these proxy materials. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a Director if a Director nominee named in Proposal I is unable to serve for good cause or will not serve, and on matters incident to the conduct of the Annual Meeting.

A shareholder of record who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of Proxies should be addressed as follows:

Continental Stock Transfer & Trust Company, Inc.
17 Battery Place
New York, NY  10004-1123

 PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors currently is comprised of board members Christine L. Koski, Robert C. Koski, Jeffrey Hillman and David B. Hirsch.  All of these Directors are nominated for re-election at the Annual Meeting.  If elected, each of the Directors will hold office until the next annual meeting of shareholders and until their successor is elected and qualified, or as otherwise provided by the Company's Bylaws or by Florida law.

If any of the nominees should be unavailable to serve for any reason, the Board of Directors may:

•	designate a substitute nominee, in which case the persons named as proxies will vote the shares represented by all valid Proxies for the election of such substitute nominee;

•	allow the vacancy to remain open until a suitable candidate is located and nominated; or

•	adopt a resolution to decrease the authorized number of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH DIRECTOR NOMINEE.  If a choice is specified on the Proxy by the shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted FOR the Director nominees. Election of each Director nominee will require the affirmative vote of a plurality of the votes cast by shares of Common Stock represented and entitled to vote at the Annual Meeting.

Directors and Executive Officers

The following table sets forth the names and ages of the Company’s Directors, nominees for election, executive officers and position they each hold with the Company.  Executive Officers serve at the pleasure of the Board and pursuant to employment agreements with us as described under “Executive Compensation-Employment Agreements and Change in Control Arrangements.”

Name	Age as of September 16, 2009	Position
Christine L. Koski*	52	Chairperson and Director
David B. Hirsch*	40	Chief Executive Officer, President and Director
Dr. Jeffrey D. Hillman*	60	Chief Scientific Officer and Director
Robert C. Koski*	50	Director
Brian Bohunicky	55	Chief Financial Officer, Secretary and Treasurer
Gerard “Gerry” David	57	Executive Vice-President of Sales and Marketing
_____________
*Nominee for election to Board of Directors

The following paragraphs set forth the names of the Director nominees of the Company, their positions with the Company, and their principal occupations and employers for at least the last five years. For information concerning Directors' beneficial ownership of our Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

Nominees for Director – Term to Expire at the Next Annual Meeting

Christine L. Koski.  Ms. Koski has been a Director and our Chairperson since June 2009. Christine Koski, Chairman of the Board of Oragenics Inc. brings a unique blend of management and marketing experience to the organization.  Ms. Koski is VP of Technical Marketing at nMetric, LLC, a manufacturing optimization software company.  Prior to joining nMetric, she founded the Koski Consulting Group, a strategic consulting firm guiding early-stage businesses.  Before starting her own company, she spent nearly 20 years in the chemical industry, ultimately leading global marketing efforts for a $400 million line of business at Hoechst Celanese, a subsidiary of Germany’s Hoechst AG.  In addition to her positions at nMetric and Oragenics, Koski serves on the Board of Directors at Sun Hydraulics Corporation, (NASDAQ: SNHY), manufacturer of high performance hydraulic valves and solutions, and Cheltec, a specialty chemical company.   A member of the nonprofit National Association of Corporate Directors (NACD), she is a graduate of St. Lawrence University and Southern Methodist University’s Cox School of Business.  Ms. Koski is the sister of Mr. Robert Koski.

David B. Hirsch.  Mr. Hirsch has been a Director and our President and Chief Executive Officer since June 2009.  Mr. Hirsch became a Director, President and Chief Executive Officer following the change of control transaction with the Koski Family Limited Partnership, discussed below.  Mr. Hirsch began working for the Company as a consultant in April 2008 and joined the Company as a full-time employee in May 2008.  Mr. Hirsch became our Chief Operating Officer effective June 27, 2008 and assumed the role of Chief Financial Officer on July 15, 2008. Mr. Hirsch assumed the additional role of Acting President and Chief Executive Officer on March 18, 2009 upon the resignation of the Company’s former chief executive officer and president and Mr. Hirsch relinquished his position as Chief Operating Officer at that time.  Mr. Hirsch further relinquished his position as our Chief Financial Officer in June 2009 upon the appointment of Mr. Bohunicky to that position.  Prior to joining the Company, Mr. Hirsch operated a boutique legal and consulting practice since January 2002 with a focus on financing and advising emerging technology companies. Prior to starting his own firm, Mr. Hirsch worked at Deloitte and Touche, LLP in San Francisco, California as a Manager in its restructuring group; at Mutual Ascent, a registered investment advisor; and at The Cottonwood Group, a venture capital firm in San Mateo, California in various capacities.  He holds a MSIA (MBA) from the Tepper School of Business at Carnegie Mellon University, a JD from Drake University Law School and a B.A. in Economics from Indiana University. Mr. Hirsch is also a licensed attorney in the States of Florida and Indiana.

Dr. Jeffrey D. Hillman.  Dr. Hillman has been our Chief Scientific Officer since November 1996, a Director since November 1996 and served as Chairman of the Board of Directors from November 1996 to December 2004. Since November 1991, Dr. Hillman has been a Professor in the College of Dentistry at the University of Florida in Gainesville, Florida.  However, Dr. Hillman retired from the University of Florida, as of July 2008.  Dr. Hillman received undergraduate training at the University of Chicago (Phi Beta Kappa), and his D.M.D. degree (cum Laude) from the Harvard School of Dental Medicine and his Ph.D. from Harvard University Medical School. He has authored or co-authored more than 100 publications and textbook chapters on subjects related to infectious diseases, including their etiology and prevention. He has also worked extensively in the area of novel antibiotics. He is the inventor or co-inventor of Oragenics’ technologies, including the platform technologies to identify targets for the development of new vaccines and diagnostic tests for a wide variety of infectious diseases and cancer.

Robert C. Koski.  Mr. Koski has been a Director since June 2009.  Mr. Koski is an attorney with the Koski Firm, located in Atlanta, Georgia, where his practice includes litigation and tax law.  Mr. Koski received his B.A. from Colgate University and his J.D. from Emory School of Law.  He was admitted to the Bar in 1985.  Mr. Robert Koski is the brother of Ms. Christine Koski.

Executive Management

David B. Hirsch.  The biography of Mr. Hirsch is included under the section heading “Nominees for Director” above.

Jeffrey D. Hillman:  The biography of Dr. Hillman is included under the section heading “Nominees for Director” above.

Brian Bohunicky.  Mr. Bohunicky has been our Chief Financial Officer since June 2009.  Mr. Bohunicky joined the Company in early January 2009 as the Company Controller and following the change of control transaction with the Koski Family Limited Partnership, discussed below, he became our Chief Financial Officer and subsequently our Treasurer and Secretary.  Prior to joining the Company, Mr. Bohunicky was the Vice President and Controller of Idex Corporation’s Fire, Safety and Diversified Segment from October 2002 to November 2009.  In this role, Mr. Bohunicky was responsible for managing the financial aspects of Idex’s worldwide fire and rescue manufacturing businesses.  Mr. Bohunicky’s global responsibility included eight manufacturing facilities totaling approximately $300 Million in annual revenue.  Mr. Bohunicky was the financial leader on acquisitions in the US, Germany and China and led restructuring programs throughout his career at Idex.  Prior to joining Idex, Mr. Bohunicky had multiple general manager and controller assignments with Flowserve Corporation and Ingersoll Rand Company.  Mr. Bohunicky holds a BA degree in Economics from Moravian College.

Gerard “Gerry” David. Mr. David has served as our executive vice president of sales and marketing since September 2008.  Prior to that time he provided services to us pursuant to a consulting agreement with his company, Certified Nutrition for Less, LLC.  Mr. David brings more than three decades of experience in the natural products and direct sales industry. He served as president and COO of Växa International in Tampa, Florida, from March 2007 to July 2008. From August 2006 to February 2007 he served as COO of Cyberwize, located in Sarasota, Florida.  From March 2003 to July 2006, he served as president and COO of Vitarich Labs in Naples, Florida. David also served as chief operating officer for Life Science Technologies, where he extended the reach of distribution to 50 states and successfully merged the company with a public entity. Mr. David was the executive vice president international, at the Home Shopping Network Direct from 1993 to 1997, managing the company's operations in 72 countries.

PROPOSAL II

APPROVE AND ADOPT ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF ORAGENICS, INC. TO INCREASE
AUTHORIZED COMMON STOCK

We are proposing to amend our Amended and Restated Articles of Incorporation to increase our authorized common stock from 100,000,000 shares to 300,000,000 shares. The board of Directors has approved the Amendment and recommends approval and adoption by the shareholders.

In order for the Company to continue its research and development as well as move forward with production and commercialization of its products to realize revenue, we need to have the ability to raise additional capital. The board of Directors believes that the proposed increase is desirable so that, as the need may arise, we will have more financial flexibility and be able to issue additional shares of common stock without the expense and delay associated with a special shareholders’ meeting, except where shareholder approval is required by applicable law.  The additional shares of common stock might be used, for example, in connection with an expansion of our business through investments or acquisitions, sold in a financing transaction or issued under an employee stock option, savings or other benefit plan or in a stock split or dividend to shareholders.  Therefore, we propose to increase our capital stock in order to ensure we have sufficient shares to negotiate potential investments in the Company and reduce the likelihood that we would need to again amend our Amended and Restated Articles of Incorporation for the purpose of increasing our authorized capital stock, thereby avoiding the costs associated with amendments. We currently have 120,000,000 shares of authorized capital stock consisting of 100,000,000 shares of common stock with a par value of $0.001 and 20,000,000 shares of preferred stock with a par value of $0.001. There are currently 90,866,899 shares of the 100,000,000 authorized common shares outstanding and none of the preferred shares have been issued or are outstanding. We also have shares reserved for our stock option and incentive plan and for outstanding warrants in the aggregate amount of 9,507,778 shares.  Accordingly, we need to increase our authorized shares of common stock in order to be able to meet these expected outstanding obligations.  By approving the Amendment, you are voting to increase our authorized capital stock by an additional 200,000,000 shares for total authorized capital stock of 320,000,000.  The board of Directors does not intend to issue any shares except on terms that it considers to be in the best interests of the company and its shareholders.

The additional shares of common stock for which authorization is sought would be a part of the existing class of common stock.  If and when issued, these shares would have the same rights and privileges as the shares of common stock presently outstanding.  No holder of common stock has any preemptive rights to acquire additional shares of the common stock.

The issuance of additional shares could reduce existing shareholders’ percentage ownership and voting power in our company and, depending on the transaction in which they are issued, could affect the per share book value or other per share financial measures.

As of the date of this proxy statement we have no immediate plans, proposals, understandings, agreements or commitments to issue additional shares of common stock or preferred stock for funding, acquisitions or any other purpose, (except for the possible issuance of shares upon the exercise of our outstanding options and warrants). However, we review and evaluate potential capital raising activities, strategic transactions and other corporate actions on an ongoing basis to determine if such actions would be in our best interest and the best interest of our shareholders.

POSSIBLE DILUTION RESULTING FROM INCREASE IN AUTHORIZED COMMON SHARES

By voting in favor of this proposal, you are voting to increase our authorized capital stock by an additional 200,000,000 shares for total authorized capital stock of 320,000,000. Because our Amended and Restated Articles of Incorporation do not confer to our shareholders preemptive rights with respect to our common stock, when our board of Directors elects to issue additional shares of common stock in the future, existing shareholders would not have a preferential right to purchase these shares and could suffer substantial dilution. You would suffer dilution in the book value of your shares if the additional capital stock is sold at prices lower than the price at which you purchased your common stock.

The Amendment could, under certain circumstances, have an anti-takeover effect, although that is not our intention with this proposal. For example, in the event of a hostile attempt to take control of the Company, it may be possible for the board of Directors to impede that attempt by issuing shares of common stock, which would dilute the voting power for the other outstanding shares and increase the potential cost to acquire control of the Company. This Amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunities of our stockholders to dispose of their shares at a premium, which may be offered in takeover attempts or a merger proposal. The Amendment may have the effect of permitting our current management, including the current board of Directors, to retain its position. However, as of the date of this Proxy Statement, the board of Directors is not aware of any attempt to take control of the Company, and the board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

PROCEDURE FOR AMENDING ARTICLES OF INCORPORATION-TEXT OF AMENDMENT

Provided that this proposal is approved by our shareholders, an Amendment to the Articles of Incorporation, specifically amending Article II thereof will be filed with the Secretary of State of the State of Florida and upon such filing the Amendment will become effective.  The paragraph in Article II of our Amended and Restated Articles of Incorporation captioned “Capital Stock” is proposed to be amended to read as follows:

“Capital Stock. The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is Three Hundred Twenty Million (320,000,000), consisting of (i) Three Hundred Million (300,000,000) shares of common stock, par value $.001 per share (the “Common Stock”), and (ii) Twenty Million (20,000,000) shares of preferred stock, no par value (the “Preferred Stock”).”

NO DISSENTERS’ RIGHTS

No dissenters’ rights are available to any shareholder who dissents from the proposals to amend the Articles of Incorporation under the Florida Business Corporation Act (“FBCA”) or under our current Amended and Restated Articles of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO ARTICLES OF INCORPORATION.  If a choice is specified on the Proxy by the shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted FOR the Amendment.  Amendment to the Amended and Restated Articles of Incorporation will require the affirmative vote of a majority of the votes cast by shares of Common Stock represented and entitled to vote at the Annual Meeting.

PROPOSAL III

APPROVAL OF SECOND AMENDMENT TO THE AMENDED AND RESTATED
2002 STOCK OPTION AND
INCENTIVE PLAN TO PROVIDE ADDITIONAL SHARES

The Company originally adopted the Oragenics, Inc. 2002 Stock Option and Incentive Plan on September 17, 2002. An Amended and Restated 2002 Stock Option and Incentive Plan was subsequently adopted by our Board and approved by our shareholders in May 2006 (the “Plan”). The First Amendment to the Plan, which increased the number of shares from 3,000,000 to 5,000,000 was approved by our shareholders in April 2008.  The purpose of the Plan is to give the Company and its affiliates a competitive advantage in attracting, retaining and motivating officers, employees, non-employee Directors, and consultants, and to provide the Company and its affiliates with a stock plan providing incentives linked to the financial results of the Company’s business and increases in shareholder value.

Currently, the number of shares of Common Stock authorized for issuance under the Plan is 5,000,000 shares. As of September 16, 2009, only 2,370,000 shares remain available for issuance under the Plan (subject to increases resulting from the forfeiture and termination of previously issued awards as discussed below).

The Board of Directors has unanimously adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Plan (the “Second Amendment”), to increase the number of shares of Common Stock authorized for issuance pursuant to the Plan from 5,000,000 to 12,500,000 shares. Proposal III is also conditioned upon shareholder approval of Proposal II.  The increase in shares available for issuance under the Plan is considered necessary and in the best interest of the Company to permit the Company to continue to attract, retain and motivate officers, employees, non-employee Directors and consultants. The Second Amendment to the Plan will not affect any other terms of the Plan. The Company currently has no determinable plans to grant any awards of the increased shares for which approval is being sought or to make any such awards of the additional shares to officers or Directors. The following table reflects the amount of awards made under the Plan to date for the persons indicated:

Name and Position	Option Shares Granted

David B. Hirsch, President and Chief Executive Officer and Director	500,000

Jeffrey D. Hillman, Chief Scientific Officer and Director	775,000

Christine L. Koski, Director (Chair)	100,000

Robert C. Koski, Director	100,000

Brian Bohunicky, Chief Financial Officer	0

Current Executive Officers as a Group	1,275,000

Current Non-Executive Officer Directors as a Group	200,000

All plan participants (excluding executive officers and Directors) as a Group	1,355,000

A summary of the principal features of the Plan, as amended by the First Amendment, is provided below and the full text of the Second Amendment is attached hereto as Annex A.

Summary of the Plan

The following is a summary of the Plan as amended by the First Amendment:

•	Only those individuals who are bona fide Directors, employees and key consultants of our company may participate in the Plan.

•
The plan is administered by a committee of at least two Directors appointed by our board of Directors. Where Directors, senior officers, 10% beneficial owners of our securities or those committee members are in a position to receive stock options, the board will decide as a whole about the grant of options to them, or appoint two non-employee Directors to serve as the committee members with respect to such options.

•
Subject to any antidilution adjustments permitted under the Plan, the maximum number of shares that may be issued upon the exercise of stock options granted under the Plan may not exceed 5,000,000 (12,500,000 subject to the approval of the Second Amendment provided in this Proposal III and the Amendment to our articles provided in Proposal II) shares of common stock.

•	All options we grant under the plan will have a vesting period determined by the committee.

•
The exercise price of stock options will be determined by the committee. The minimum exercise price will be the closing price of our shares on the on the day prior to the date of grant, less allowable discounts.

•
If an option expires and it has not been exercised in full, or if an option is otherwise terminated without having been exercised in full, the number of shares which were subject to the expired or terminated option will again be available for the purposes of the plan.

•	All options which we grant under the stock option Plan must expire no more than ten years from the date on which the committee grants and we announce the granting of the option.

•
If an option holder ceases to be a Director of our company or ceases to be employed by our company (other then by reason of death), then the option granted shall expire no later than the 90th day following the date that the option holder ceases to be a Director or ceases to be employed by us, subject to the terms and conditions set out in the Plan.

•	Options we grant under the Plan will vest as determined by the committee in accordance with the plan.

•	No individual may receive grants of options to purchase more than 5% of our issued and outstanding shares during any one year period.

•
The aggregate number of shares reserved for issuance under options that have been granted to insiders cannot exceed 10% of our outstanding shares, and the aggregate number of shares issued to insiders under the Plan cannot exceed 10% of our outstanding shares in any one year period.

•
No options we grant under the stock option Plan may be assigned or transferred, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order if it is a non-incentive stock option.

Stock options granted under the Plan may include incentive stock options (as defined), nonqualified stock options or both. The term of each stock option is fixed by the Compensation Committee and stated in the option agreement, but in no event may the term be more than ten years from the date of grant. Stock options are not transferable other than by will or the laws of descent and distribution. Vested stock options may be exercised in whole or in part by payment of the exercise price by certified or bank check or other instrument acceptable to the Company or, if approved by the Compensation Committee, in the form of unrestricted Common Stock already owned by the participant for at least six months of the same class as the Common Stock subject to the stock option. In addition, the Compensation Committee, in its discretion, may allow the cashless exercise of stock options.

The Compensation Committee, in its discretion, may allow payment of the exercise price by the delivery of a properly executed exercise notice, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested by the Company, the amount of any federal, state, local or foreign withholding taxes. When the participant’s employment with the Company or one of its applicable affiliates is terminated for cause, all stock options held by the participant are immediately terminated and cancelled. Upon a participant’s death or when the participant’s employment with the Company or one of its applicable affiliates is terminated for any reason other than for cause, the participant’s then-unvested stock options are forfeited and the participant or his or her legal representative may, within up to 90 days if such termination of employment is for any reason other than death or disability, or within one year in the case of the participant’s death or disability, exercise any previously vested stock options.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to our Chief Executive Officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the Plan provides that the committee shall not grant an incentive stock option such that the fair market value of the underlying stock to which the option is exercisable for the first time during any calendar year is in excess of $100,000.

The Compensation Committee shall determine to whom, and the time at which, grants of restricted stock will be awarded under the Plan, the number of shares to be awarded, and the conditions for vesting. The terms and conditions of restricted stock awards shall be set forth in a restricted stock agreement, including provisions permitting the Company to hold the restricted stock in custody until the restrictions lapse.

Upon a change of control transaction as described in the Plan, the Compensation Committee may, in its sole discretion, do one or more of the following:

•	shorten the period during which stock options are exercisable;

•	accelerate any vesting schedule to which a stock option or restricted stock award is subject; or

•
cancel stock options or unvested stock awards upon payment to the participants in cash, with respect to each stock option or restricted stock award to the extent then exercisable or vested, including, if applicable, any stock options or restricted stock awards as to which the vesting schedule has been accelerated by decision of the Compensation Committee because of the change of control transaction, of an amount that is the equivalent of the excess of the fair market value of the Common Stock at the effective time of the change of control transaction over, in the case of stock options, the exercise price of the stock option.

The Compensation Committee may also provide for one or more of the foregoing alternatives in any particular award agreement. The Compensation Committee may grant to any participant, on terms and conditions determined by the Committee, the right to receive cash payments to be paid at that time if an award results in compensation income to the participant in order to assist the participant in paying the resulting taxes.

If any shares of restricted stock are forfeited or if any stock option (and related stock appreciation right, if any) terminates without being exercised, is exercised or settled for cash, the shares subject to such awards shall again be available for distribution in connection with awards under the Plan.

Federal Income Tax Consequences

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

Non-Statutory Stock Options. An optionee does not recognize any taxable income at the time a non-statutory stock option is granted. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of ours is subject to tax withholding by us. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Awards. Stock awards will generally be taxed in the same manner as non-statutory stock options. However, a restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the employee ceases to provide services to us. As a result of this substantial risk of forfeiture, the employee will not recognize ordinary income at the time of award. Instead, the employee will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The employee’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by us. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Application of Code section 409A. Recently enacted Code Section 409A imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Code Section 409A, “nonqualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and stock unit programs. Generally speaking, Code Section 409A does not apply to ISOs, NSOs granted at fair market value if no deferral is provided beyond exercise, or Restricted Stock.

Effect of Other Laws. The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes. The U.S. federal income tax consequences associated with the issuance of common stock to nonresident aliens depends upon a number of factors, including whether such issuance is considered to be U.S. source income and whether the provisions of any treaty are applicable. The acquisition, ownership or disposition of shares of common stock may also have tax consequences under various state, local and foreign laws. Awards made pursuant to the Plan are not subject to the Employee Retirement Income Security Act of 1974, as amended.

The foregoing is only a summary of the effect of U.S. federal income taxation upon awardees and the Company with respect to the grant and exercise of awards under the Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

Accounting Treatment

In December 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure (FAS 148). FAS 148 amends an earlier standard on accounting for stock-based compensation, Accounting for Stock-Based Compensation (FAS 123), to provide alternative methods of transition to the fair value based method of accounting for stock-based employee compensation which is required beginning January 1, 2006. In December 2004, FASB issued FASB Statement No. 123 (revised 2004), Share-Based Payment (“Statement 123(R)”), a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Statement 123(R), which we have adopted in the first quarter of 2006, is generally similar to Statement 123; however, it requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company has elected to adopt the Modified Prospective Method. This method requires the Company to prospectively expense all new grants and unvested pre-adoption grants. The resulting stock-based compensation expense is recorded over the service period in which the employee or non-employee provides services to Oragenics, to the extent the options or warrants do not vest at the grant date and are not subject to forfeiture. Options and warrants issued to employees and non-employees that are subject to forfeiture are expensed on the vesting date.

Termination and Amendment

The authority to grant incentive stock options terminates on September 17, 2012. However, awards outstanding at that time will not be affected or impaired by the termination for granting incentive stock options. The Board has authority to amend, alter or discontinue the Plan and the compensation committee has the authority to amend awards granted thereunder, but no amendment may impair the rights of any participant thereunder without the participant’s consent. In addition, shareholder approval is required for certain types of amendments to the Plan, including but not limited to any increase in the total number of shares of stock issuable pursuant to incentive stock options and any change in the class of employees eligible to receive incentive stock options. If Internal Revenue Code or any other applicable statute, rule or regulation, including but not limited to, those of any securities exchange, requires shareholder approval with respect to the Plan or any type of amendment to the Plan, then to the extent so required, shareholder approval will be obtained.

Required Vote

The affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the Second Amendment to the Plan to increase the number of shares available for issuance from 5,000,000 to 12,500,000 shares. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the meeting. If the Second Amendment to the Plan is not approved and Proposal II is not approved, the Plan will continue in full force without any increase in the number of shares of Common Stock available under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY SHAREHOLDERS VOTE “FOR” APPROVAL OF THE SECOND AMENDMENT TO THE AMENDED AND RESTATED 2002 STOCK OPTION AND INCENTIVE PLAN AS AMENDED.

The Second Amendment to the Amended and Restated 2002 Stock Option and Incentive Plan is attached hereto as Annex A.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors and Committees

Board of Directors: The property, affairs and business of the Company are under the general management of its Board of Directors as provided by the laws of the State of Florida and the Bylaws of the Company.

On June 29, 2009, we entered into and consummated a private placement of equity and debt financing pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Koski Family Limited Partnership (“KFLP”).  Pursuant to the terms of the Securities Purchase Agreement we issued 50,000,000 shares of our Common Stock to the KFLP in exchange for $4,000,000, the payment of which consisted of the following: $1,500,000 in cash at closing and $2,500,000 pursuant to a non-interest bearing promissory note providing for five consecutive monthly installment payments of $500,000 commencing July 31, 2009 and the KFLP provided a secured loan of $1,000,000 to us. The loan is secured by substantially all of the Company’s assets (excluding receivables) and bears interest at the rate of Prime plus 4.0% which is payable quarterly.  The principal of the loan is due in five years.  The Company also issued warrants to the KFLP to acquire 1,000,000 shares of Company common stock at an exercise price of $0.10 per share.  The warrant expires in five years and is immediately exercisable.  Collectively the transaction with KFLP is herein referred to as the “KFLP Transaction.”  As a result of the KFLP Transaction there was a change of control of the Company with the KFLP acquiring a controlling interest in our outstanding voting common stock.

Effective upon the closing of the KFLP Transaction Directors Richard Welch, Derek Hennecke and Kevin Sills resigned from our Board of Directors and our acting President and Chief Executive Officer, David Hirsch, as well as Christine L. Koski and Robert C. Koski were appointed to fill the vacancies on our board of Directors created by the aforementioned resignations.  Ms. Koski was elected as Chair to succeed Mr. Welch.  Ms. Koski and Mr. Koski are principals of KFLP.  In addition, following the transaction, the KFLP also has the ability under the Securities Purchase Agreement to consent to the selection and appointment of two outside Directors.  Following the closing of the KFLP Transaction, David Hirsch became our President and Chief Executive Officer and our Controller, Brian Bohunicky was appointed to be our Chief Financial Officer.

The Board currently consists of four members.  The Board periodically reviews the size of the Board and recommends any changes it determines to be appropriate given the needs of the Company. Under the Company's Bylaws, the number of members on the Board may be increased or decreased by resolution of the Board.

The Board of Directors conducts its business through meetings of the full Board and through committees of the Board.  The Board of Directors has appointed standing Audit and Compensation Committees of the Board of Directors. The Board has no formal policy regarding board member attendance at the annual meeting. Certain of our Directors attended the prior year’s annual meeting and are expected to attend the current annual meeting. The Board of Directors met or unanimously consented to resolutions twenty times during the year ending December 31, 2008 ("Fiscal 2008"). Our Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees during Fiscal 2008.  In conjunction with regularly scheduled meetings, our "independent" Directors met in separate executive sessions.

Director Independence: Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that Directors be independent. Accordingly, we are not currently required to comply with the Director independence requirements of any securities exchange.  In determining whether our Directors are independent, however, we intend to comply with, and have adopted, the rules of the NYSE Amex Equities (formerly known as the American Stock Exchange).  The board of Directors also will consult with counsel to ensure that the board of Directors’ determinations is consistent with those rules and all relevant securities and other laws and regulations regarding the independence of Directors, including those adopted under the Sarbanes-Oxley Act of 2002 Section 301 and Rule 10A-3 under the Securities and Exchange Act of 1934 (“Sarbanes-Oxley”) with respect to the independence of future audit committee members.  The NYSE Amex Equities listing standards define an “independent Director” generally as a person, other than an officer of a company, who does not, in the view of the Company’s Board of Directors, have a relationship with the company that would interfere with the Director’s exercise of independent judgment.

Because of the KFLP Transaction, we are a “controlled company” under NYSE Amex Equities rules and are therefore not currently required to satisfy the “independent Director” requirement that a majority of a company’s Directors be independent.  However, our board of Directors is in the process of searching for suitable candidates to appoint as additional members, each of whom are expected to satisfy such independence requirements.

Audit Committee:  The Audit Committee members during Fiscal 2008 consisted of Mr. Hennecke and Mr. Welch and the Board determined that each such person met the requirements of independence, with it also being determined that Mr. Welch met the requirement as a financial expert. Currently, as a result of the KFLP Transaction described above, we do not have any Directors meeting the requirements for “independence” under Sarbanes–Oxley or the NYSE Amex Equities rules for service on an audit committee because our two current outside Directors, Christine L. Koski and Robert C. Koski are affiliates due to the KFLP Transaction and their relationship to the KFLP. Accordingly, our full board currently functions as the audit committee and will do so until such time as candidates meeting the requirements for audit committee independence can be nominated and submitted to our shareholders for election, including one that meets the requirements for a designation as a financial expert.  In the interim, our Board of Directors believes its members have sufficient knowledge and experience to fulfill the duties and obligations of the audit committee for our Company.  In March 2004, the Audit Committee adopted a written charter which was modified on April 24, 2007. The Company believes that its Audit Committee Charter complies with the requirements related to Sarbanes-Oxley and a current copy of the Audit Committee Charter is available on our website at www.oragenics.com. Because of the KFLP Transaction, however, our Board of Directors determined that the portion of our Audit Committee Charter requiring independent Directors needed to be suspended by us until we could add additional independent Directors able to serve on the audit committee as well as one that meets the requirements for being considered a financial expert.

The Audit Committee has the sole authority to engage and discharge, review the independence, qualifications, activities and compensation of the Company’s independent registered certified public accountants. The Audit Committee reports to the Board the appointment of the independent registered certified public accountants. The Audit Committee must assure regular rotation of the lead and concurring audit partners. The Audit Committee is responsible for the oversight of the Company’s financial policies, control procedures, accounting staff, and reviews and approves the Company’s financial statements. The Audit Committee is responsible for the review of transactions between the Company and any Company officer, Director or entity in which a Company officer or Director has a material interest. The Audit Committee must develop and maintain procedures for the submission of complaints and concerns about accounting and auditing matters. The Audit Committee must assure CEO and CFO certifications meet their obligations by performing a review and evaluation of the Company’s disclosure controls and procedures. The Audit Committee has the authority to engage the services of an outside advisor when required. The Audit Committee must receive reports from the independent registered certified public accountants on critical accounting policies, significant accounting judgments and estimates, off-balance sheet transactions and non-Generally Accepted Accounting Principles financial measures.

Compensation Committee: During Fiscal 2008 the Compensation Committee, consisted of Messrs. Welch and Hennecke and the Board determined that each such person met the requirements of independence. Currently, as a result of the KFLP Transaction, the members of the Compensation Committee consist of Christine L. Koski and Robert C. Koski.  The Board has determined that each current member of the Compensation Committee meets the requirements for independence.  None of the Committee members has ever been an officer or employee of the Company. The Compensation Committee is responsible for establishing the compensation of the Company’s Directors, Chief Executive Officer and all other executive officers, including salaries, bonuses, severance arrangements, and other executive officer benefits. The Committee also administers the Company’s various incentive and stock option plans and designates both the persons receiving awards and the amounts and terms of the awards. The Compensation Committee adopted a charter in March 2004 and modified it on April 24, 2007 to outline its compensation, benefits and management development philosophy and to communicate to shareholders the Company’s compensation policies and the reasoning behind such policies as required by the Securities and Exchange Commission. A current copy of the compensation Committee charter is available on our website at www.oragenics.com.

Director Nominations: The Board of Directors does not have a separate nominating committee. The entire Board functions as the Company’s nominating committee. The Board has not adopted a nominating committee charter. The Board does not currently have a policy with regard to the consideration of any Director candidates recommended by security holders. Given the Company’s current size, stage of development, and size of the Board, the Board believes that it is not currently appropriate to establish a separate policy for security holders to submit such recommendations. Notwithstanding the lack of a formal policy regarding security holder nominations, the Board may from time to time consider candidates proposed for consideration for service on the Company’s Board by security holders. The Board has not set any specific minimum qualifications that must be met by a nominee presented for consideration to the Board by a security holder. A Board member may become aware of a potential nominee and present such nominee to the full Board for consideration at a Board meeting. The Board would evaluate the candidate and determine whether such person should be considered for Board service based on a variety of criteria including but not limited to, whether the individual has experience in the Company’s industry, potential conflicts, and the person’s ability to work with existing Board members and expected contributions. The Board would evaluate a nominee submitted by a security holder in the same or similar manner as one submitted by a Board member.

The Board has also adopted a Corporate Governance Policy. The Board reviews this policy annually to ensure the Company's policies and practices are in line with the standards suggested by various groups or authorities active in corporate governance as well as practices of other comparable public companies.  Based upon this review, the Company expects to adopt changes from time to time that the Board of Directors believes are reasonable and appropriate corporate governance policies and practices for the Company. The Company will also adopt changes, as appropriate, to comply with Sarbanes-Oxley requirements and any rule changes made by the Securities and Exchange Commission.

Direct Shareholder Communication to Board Members

The Company does not currently have a formal process for direct security holder communications to the Board. The basis for the Board's view that it is appropriate for the Company to not have such a formal process includes but is not limited to the following: the Company's limited financial and personnel resources, the Company's stage of operations and development and the ability for security holders to communicate with Board members informally.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors and any persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, Directors and beneficial owners of more than ten percent of the Common Stock are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of forms furnished to the Company and written representations from the executive officers, Directors and holders of ten percent or more of the Company's Common Stock, the Company believes, all persons subject to the reporting requirements with regard to the Common Stock complied with all applicable filing requirements during 2008.

Compensation of Directors

Directors who are executive officers of the Company do not receive any cash compensation for services on our Board.

Due primarily to our limited operating capital, our Director compensation program during Fiscal 2008 consisted of a one time option grant in lieu of future meeting fees.  The one-time option grant was initially set at 65,000 shares, which was amended to increase the option grant to 100,000 shares on May 9, 2008, and our existing non-employee Directors were granted an additional grant of 35,000 shares for the difference.  Outside Directors are reimbursed for their expenses associated with travel to and from Board meetings and meetings with management.  Certain fees previously earned by former non-employee Directors for attending Board and Committee meetings in the amount of $34,000 have been deferred instead of being paid.  No cash fees were paid to our Directors during Fiscal 2008.

Provided sufficient capital is determined to be available and in order to attract and maintain participation of qualified Directors, our board may revise the Director compensation program to provide for cash retainers or payments for attendance at meetings.  During Fiscal 2009 certain cash payments were made to our non-employee Directors in connection with their service to us as Directors. The following table sets forth the compensation of our non-employee Directors in 2008.

Director Compensation

Name	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Richard T. Welch	40,150	-	40,150
Derek G. Hennecke	37,550	-	37,550
Marc K. Siegel	35,600	9,600	45,200
Kevin H. Sills	29,100	-	29,100

(1)
The compensation amount reflected with respect to these awards represents the 2008 compensation expense associated with outstanding option grants to our non-employee Directors.  Upon joining our board of Directors in 2008 Messrs. Welch and Hennecke received one-time grants, in lieu of cash fees, consistent with our Director compensation program approved by our board of Directors.  Mr. Welch and Mr. Hennecke were granted options at $0.44 and $0.41 per share, respectively, the closing price on the date of grant.  These options were immediately exerciseable.  Mr. Sills joined the board on April 8, 2008 and received a one-time option award of 65,000 shares as his compensation for service on our board of Directors at an exercise price of $0.57 per share, which was the closing price of our stock on the date of grant.  Mr. Siegel joined the board on April 27, 2008 and received a one-time option award of 65,000 shares of common stock exerciseable at $0.76 per share, the closing price on the date of grant. The board compensation was subsequently revised to increase the number of option shares awarded for service on our board of Directors by non-employee Directors from 65,000 shares to 100,000 shares.  Messrs. Welch, Hennecke, Sills and Siegel each received additional option grant awards of 35,000 shares at an exercise price of $0.70 per share, which was the closing price on the date of grant.  The amounts reflected in the table with respect to these awards represent the 2008 compensation expense associated with such grants.  The Company uses a Black-Scholes option-pricing model to estimate the fair value of the stock option grant.  The use of a valuation model requires the Company to make certain assumptions with respect to selected model inputs.  The average expected life is based on the contractual term of the option and on the simplified approach provided by SAB 107.  The risk-free interest rate is based on the U.S. Treasury zero-coupon issues equal to the expected life assumed at the date of the grant.  These options are all subject to termination if not exercised within 90 days from their separation from us as Directors.

(2)
Our Director, Dr. Marc Sigel, entered into a consulting agreement with us to provide certain media relations services to us.  In connection with Dr. Siegel’s services as a consultant he was paid $9,600 in 2008. No other compensation was paid to the non-employee Directors except for reimbursement for travel expenses to Board meetings, which did not exceed $10,000 individually or in the aggregate for our non-employee Directors.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth the aggregate compensation in 2007 and 2008 for services in all capacities paid or accrued by the Company to our Principal Executive Officer and our next most highly compensated officers who earned more than $100,000 in total salary and bonus during the fiscal year ended December 31, 2008 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus $	Option Awards ($) (7)	All Other Compensation ($) (8)	Total ($)
David Hirsch,	2008	$94,903	$50,000	$16,348	$23,744	$184,995
President and CEO and Principal Executive Officer (“PEO”) (1)	2007	—	—	—	—	—

Jeffrey D. Hillman	2008	$180,000	—	$34,069	$5,400	$219,469
Chief Scientific Officer (2)	2007	$180,000		$8,004	$1,500	$189,504

Former Officers
Ronald Evans,	2008	$20,248	—	—	—	$20,248
Former President, CEO and PEO (3)	2007	—	—	—	—	—

Stanley Stein	2008	$145,833	$75,000	$54,050	$40,000	$314,833
Former President, CEO and PEO (4)	2007	—	—	—	—	—

Dotti Delfino, Former	2008	$61,703	—	—	$50,000	$111,703
Chief Financial Officer and PFO (5)	2007	$84,406	—	—	—	$84,406

Robert T. Zahradnik	2008	$80,000	—	$64,500	$89,757	$234,257
Former Acting Chief Operating Officer (6)	2007	$180,000		$16,606	$1,800	$198,406

(1)
Mr. Hirsch joined the Company as an executive on May 14, 2008 and was subsequently appointed to Chief Operating Officer and entered into an employment agreement with the Company.  On July 1, 2008, Mr. Hirsch also assumed the role of our Chief Financial Officer and Principal Financial Officer due to the resignation of Mrs. Delfino.  On March 18, 2009, Mr. Hirsch relinquished his position as Chief Operating Officer to Dr. Zahradnik and assumed the positions of acting President, Chief Executive Officer and Principal Executive Officer.  Immediately following the KFLP Transaction, on June 29, 2009, Mr. Hirsch became our President and Chief Executive Officer and relinquished his position as our Chief Financial Officer to Mr. Brian Bohunicky.  In connection with his employment, Mr. Hirsch was awarded a bonus of $50,000 of which $16,667 was paid and $33,333 was deferred.  Mr. Hirsch also received $11,097 for pre-employment services and $9,600 for relocation expenses, which are both included under “other compensation.”

(2)	At December 31, 2008, none of Dr. Hillman’s reflected salary was deferred.
(3)
Our former Director, Mr. Ronald Evans, succeeded Dr. Zahradnik as our President, Chief Executive Officer and Principal Executive Officer in January 2008 and served briefly until February 12, 2008 at which time Mr. Stein became our interim President, Chief Executive Officer and Principal Executive Officer.

(4)
Our former Director, Mr. Stanley Stein succeeded Mr. Evans as our acting President, Chief Executive Officer and Principal Executive Officer and subsequently became our President Chief Executive Officer and Principal Executive Officer on April 8, 2008.  On March 18, 2009, Mr. Stein resigned as our President, Chief Executive Officer and Principal Executive Officer and was succeeded by Mr. Hirsch as our acting President, Chief Executive Officer and Principle Executive Officer.  Mr. Stein received a $75,000 bonus, of which, $25,000 was paid and $50,000 was deferred. Mr. Stein’s deferred bonus was subject to being paid upon the Company attaining a certain level of additional capital funding see “Employment Contracts and Change in Control Arrangements” below.  Mr. Stein received $30,000 for pre-employment services and $10,000 for relocation expenses, which are both included under “other compensation.”

(5)
Mrs. Delfino served as our Chief Financial Officer and Principal Financial Officer until July 1, 2008.  Mrs. Delfino retired and resigned and thereafter became a consultant to the Company on an as needed basis.  Mrs. Delfino was not paid any compensation as a consultant to the Company during 2008. In connection with her separation from the Company Mrs. Delfino was paid a lump sum severance of $50,000 in July 2008, which is included under “other compensation.”

(6)
On December 31, 2007, Dr. Zahradnik resigned his position as CEO and President and as a Director. On January 15, 2008, Dr. Zahradnik was paid the portion of his salary that had previously been deferred of $26,250 as well as for his accrued vacation of $21,106 and is included under the “other compensation” column. Following Dr. Zahradnik’s departure as a Director and executive officer, the Board determined that Dr. Zahradnik’s experience with, and knowledge of, the Company’s technologies was important and that Dr. Zahradnik could make a valuable contribution to the Company as a consultant. Accordingly, on January 20, 2008, Dr. Zahradnik and the Company entered into a twelve month consulting agreement whereby Dr. Zahradnik provided certain consulting and advisory services to the Company, which the Board approved. Dr. Zahradnik’s paid compensation pursuant to the consulting agreement was $40,000, included under “other compensation” and included a grant of 150,000 stock options that vested in three events of 50,000 shares each based upon certain future milestones.  In May 2008, Dr. Zahradnik subsequently became our vice president of business development, and the consulting agreement was terminated.  On March 18, 2009, Dr. Zahradnik also assumed the role of Acting Chief Operating Officer.  Dr. Zahradnik’s employment with us is at will and his compensation as our Acting Chief Operating Officer was similar to the terms of his former consulting agreement. Dr. Zahradnik resigned as our Chief Operating Officer on April 24, 2009 and his prior option grants were terminated.  On August 1, 2009 Dr. Zahradnik was rehired by us as a Director of Operations.

(7)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008, and 2007 fair value of the stock awards and option awards to purchase our common stock in accordance with Statement of Financial Accounting Standard 123R “Share Based Payment” (“SFAS 123R”). Under SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. Fair values relating to share grants have been determined under SFAS 123R and were calculated using the common stock closing price on the date of grant and multiplying that price by the number of shares subject to the share grant. The equity-based compensation expense relating to the stock grants is recognized over the requisite service period of the grant. For option awards, we utilize the Black-Scholes option-pricing model to determine the fair value on the date of the grant multiplied by the number of options subject to the option grants in accordance with SFAS 123R. The equity-based compensation expense relating to the stock option grants is recognized over the requisite service period of the grant. For information on the assumptions used to calculate the fair value of stock option grants, refer to Footnote 1, “Organization and Significant Accounting Policies,” to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, as amended. These amounts reflect our accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the executive officers. No stock option awards received by our named executives above were forfeited or cancelled during 2008.

(8)
The Company’s Simple IRA retirement plan requires the Company to match employee contributions up to the first 3% of compensation earned and amounts presented also include the Company’s matching contribution and the amounts in this column for Mr. Hirsch, Mr. Zahradnik and Mr. Hillman include such contributions.  This column excludes certain payments for personal benefits for Mr. Hirsch and Mr. Hillman that do not exceed $10,000 individually or in the aggregate.

Outstanding Equity Awards

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2008:

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END TABLE

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

David Hirsch (1)	66,667	433,333	—	0.49	5/30/2018

Jeffrey Hillman (2)	50,000	25,000	—	0.74	09/08/2011
	200,000	500,000	—	0.85	5/21/2018
Former Officers:

Ronald Evens	65,000	—	—	0.53	7/2/2008
	30,000	—	—	0.41	7/2/2008

Stanley Stein (3)	65,000	—	—	0.49	6/18/2009
	100,000	650,000	—	0.48	3/31/2010

Dotti Delfino (4)	30,000	—	—	0.32	10/15/2008
	100,000		—	0.53	10/15/2008

Robert Zahradnik (5)	50,000	—	—	0.44	5/24/2009
	—	50,000	—	1.00	5/24/2009
	—	50,000	—	2.00	5/24/2009

(1)
David Hirsch received options in connection with entering into an employment agreement with us.  See “Employment Contracts and Change in Control Arrangements.”  On August 13, 2009, the accelerated vesting of the unexerciseable options was approved by the Company.

(2)
Dr. Hillman was awarded options to acquire 700,000 share of common stock on May 21, 2008.  These options vested as follows: 200,000 shares immediately and the remaining 500,000 shares were scheduled to vest when the Company’s stock price reaches certain levels (150,000 shares vest at $1.00 per share, 150,000 shares vest at $2.00 per share and 200,000 share vest at $3.00 per share).  On August 13, 2009 the accelerated vesting of the unexerciseable options was approved by the Company.

(3)
Mr. Stein was originally granted 65, 000 upon becoming a Director which vested immediately.  These shares expired on June 18, 2009 following Mr. Stein’s resignation as a Director on March 18, 2009.  Mr. Stein’s other option grant of 750,000 shares consisted of 100,000 of the option shares that became exercisable on April 9, 2008 and the remaining 650,000 option shares become exercisable, upon the Company's stock reaching certain share prices as follows: 150,000 option shares if reaches $1.00 per share, 150,000 option shares if reaches $2.00 per share, 150,000 option shares if reaches $3.00 per share and 200,000 option shares if reaches $5.00 per share. This option award was amended to continue in connection with Mr. Stein’s consultant agreement with the Company.  Pursuant to a subsequent agreement with Mr. Stein on August 31, 2009 his consulting arrangement with us and his options were terminated.

(4)
Mrs. Delfino was granted option in connection with her employment with us and the options were continued as Mrs. Delfino agreed to provide consulting services to us on an as needed basis for a one year period.  Mrs. Delfino’s options expire 90 days after the termination of the consulting agreement.

(5)
Dr. Zaharadnik’s options were awarded in connection with his consulting agreement and were continued in connection with his employment status.  These options were subject to vesting as follows: 50,000 shares immediately and the remaining 100,000 share vest when the Company’s stock price reaches certain levels (50,000 shares vest at $1.00 per share, 50,000 shares vest at $2.00 per share).  Following Dr. Zahradnik’s separation from employment with us these options terminated.

There were no stock options exercised by the Named Executive Officers during the year ending December 31, 2008.  No stock awards were made during 2008.  We do not have any long-term incentive plans that provide compensation intended to serve as incentives for performance other than our Amended and Restated 2002 Stock Option and Incentive Plan.

Employment Contracts and Change in Control Arrangements

Our former President and CEO, Dr. Robert T. Zahradnik, did not have an employment agreement with us, but in his offer letter he was to be compensated at the rate of $180,000 per annum, receive 20 days accumulating vacation/sick leave annually and be provided the same employee benefit package available to all employees. Dr. Zahradnik has also signed our Company’s non-disclosure and non-compete agreements. Our employment arrangement with Dr. Zahradnik was “at will.”  Dr. Zahradnik’s position with us as a President and Chief Executive Officer ended on December 31, 2007.  Following his resignation from the board of Directors and as President and CEO, Dr. Zahradnik provided consulting services to the Company until rejoining the company in May 2008 as a vice-president of business development.  Dr. Zahradnik subsequently assumed the additional role of Acting Chief Operating Officer effective March 18, 2009 following the departure of Stanley Stein and the assumption of Mr. Stein’s duties by David Hirsch and the relinquishment by Mr. Hirsch of his duties as Chief Operating Officer. Dr. Zahradnik resigned from his position as Acting Chief Operating Officer on April 24, 2009.  Dr. Zahardnik was subsequently rehired by us on August 1, 2009 as Director of Operations.

Dr. Ronald Evens, our former Director, became our interim chief executive officer and President upon Dr. Zahradnik’s departure and served in such interim capacity until February 12, 2008. For serving in such capacity Dr. Evens’ compensation was $20,248 and included a grant of stock options for 30,000 shares.  Upon Dr. Evens departure as interim Chief Executive Officer, Stanley Stein, our Director, became our interim Chief Executive Officer and President.

Mr. Stein’s initial compensation arrangement was pursuant to an offer letter that provided for an annual rate of compensation of $175,000 and relocation expenses of $10,000. Mr. Stein also was compensated in the amount $30,000 in connection with his initially commencing services and was expected to receive an award of stock options under our Amended and Restated 2002 Stock Option and Incentive Plan.

On April 8, 2008, Mr. Stein became our Chief Executive Officer and President, and entered into an employment agreement with us.  The initial term of the Employment Agreement was for one year and was subject to automatically being extended for successive one year renewal terms.  Pursuant to his employment agreement Mr. Stein received an annual salary of not less than $175,000 and was eligible to receive bonuses at the discretion of the Compensation Committee of the Board of Directors.  Mr. Stein was granted stock options to acquire 750,000 shares of common stock under our Amended and Restated 2002 Stock Option and Incentive Plan (the “Stock Option Plan”).  The options were subject to vesting as follows:  100,000 shares on April 9, 2008; 150,000 shares on the dates which the Company’s stock price equals or exceeds $1.00 per share, $2.00 per share and $3.00 per share respectively, and 200,000 shares on the date which the Company’s stock price equals or exceeds $5.00 per share.  Mr. Stein resigned as President, Chief Executive Officer and Director effective March 18, 2009 and his employment agreement was terminated.  In connection with Mr. Stein’s separation from employment he was to be paid his accrued compensation earned through the date of termination, which included an accrued bonus payment of $50,000 upon the occurrence of certain specified events.  In addition, Mr. Stein was to be paid $1,500 for nine months to cover post-separation expenses.  After separation from employment with us, Mr. Stein also became a consultant to the Company with his previously granted options continuing so long as Mr. Stein served as a consultant to the Company.  On August 31, 2009, pursuant to a subsequent agreement with Mr. Stein, all continuing obligations and payments to Mr. Stein including his consulting agreement and options were terminated in exchange for a one time payment of $120,000.  As a result of Mr. Stein’s resignation in March 2009, Mr. Hirsch was appointed to serve as our acting President and Chief Executive Officer.

            Mr. Hirsch began working for us as a consultant in April 2008 and became a full time employee in May 2008.  In connection with Mr. Hirsch’s appointment, effective June 27, 2008, as our Chief Operating Officer, Mr. Hirsch entered into an employment agreement with us which was amended on July 15, 2008 when he also became our Chief Financial Officer upon the retirement of our former Chief Financial Officer Mrs. Dorothy Delfino.  The initial term of the Employment Agreement was for one year, and is automatically extended for successive one year renewal terms.  Pursuant to his employment agreement, Mr. Hirsch initially received an annual salary of not less than $150,000 and is eligible to receive bonuses at the discretion of the Compensation Committee of the Board of Directors.  Mr. Hirsch was granted stock options to acquire 500,000 shares of common stock under the Stock Option Plan.  These options were scheduled to vest as follows: 66,667 shares vest immediately, 100,000 shares on the dates which the Company’s stock price equals or exceeds $1.00 per share, $2.00 per share and $3.00 per share respectively, and 133,333 shares on the date which the Company’s stock price equals or exceeds $5.00 per share.

 If Mr. Hirsch is involuntarily terminated he shall receive his base salary accrued through the date of termination, and any nonforfeitable benefits earned and payable to him under the terms of the deferred compensation, incentive or other benefit plan, payable in accordance with the terms of the applicable plan.  In addition, if Mr. Hirsch’s separation from employment is not voluntary, for cause or due to death or disability, the Company would be obligated to pay Mr. Hirsch a series of nine (9) equal monthly payments equal to one-twelfth (1/12th) of his annual base salary in effect on the date of such termination as severance and any unvested options shall vest.  If he is terminated for cause, he shall be entitled to receive his base salary accrued through the date of termination and any nonforfeitable benefits already earned and payable to Mr. Hirsch under the terms of the deferred compensation or incentive plans maintained by the Company. If Mr. Hirsch voluntarily resigns, he shall be entitled to this base salary accrued through termination and any nonforfeitable benefits already earned and payable to Mr. Hirsch under the terms of the deferred compensation or incentive plans maintained by the Company.  In the event of a Change in Corporate Control the vesting of any stock options or other awards under the terms of the Stock Option Plan shall become immediately vested in full and in the case of stock options exercisable in full.  If Mr. Hirsch is terminated within six months of a change in control (as such term is defined in his employment agreement), Mr. Hirsch would be entitled to receive, in lieu of the foregoing severance payment described above, a series of twenty-four (24) equal monthly payments equal to one twelfth (1/12) of Mr. Hirsch’s annual base salary in effect at the time of a change in control.  The employment agreement also includes non-disclosure and non-compete provisions as well as a lump sum payment equal to the sum of the executive’s accrued base salary, unpaid amounts of any bonuses earned with respect to the fiscal year of the Company most recently ended and the death benefits payable under any retirement, deferred compensation or other employee benefit plan maintained by the Company in the event of an executive’s death during the term of the agreement.

Mr. Hirsch became our Acting President and Chief Executive Officer effective March 18, 2009.  He also continued in his role as our Chief Financial Officer.  Mr. Hirsch did not receive any adjustment in his compensation upon assuming the role of our acting President and Chief Executive Officer.  On June 29, 2009, immediately following the KFLP Transaction, Mr. Hirsch became our President and Chief Executive Officer and relinquished his position as Chief Financial Officer to Mr. Bohunicky.  On August 13, 2009, the Compensation Committee approved acceleration of the vesting of the unvested, unexerciseable options awarded to Mr. Hirsch and approved an increase in his annual base salary to $225,000.

We have an employment agreement with Jeffrey D. Hillman, our Chief Scientific Officer. His three-year agreement commenced on January 1, 2004 and provides for automatic one-year extensions after December 31, 2007. Under the terms of our employment agreement with Dr. Hillman, we are obligated to pay Dr. Hillman compensation of $180,000. He is also eligible for participation in incentive stock compensation plans. The employment agreement also provides for other benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement and 20 days accumulating vacation/sick leave annually. If Dr Hillman is terminated by the Company without cause (as defined in the agreement) or within twelve months following a change of control (as defined in the agreement), or if he leaves for good reason (as defined in the agreement), he will be entitled to severance payments, at his then annual base salary and all stock options granted to the executive and any benefits under any benefit plans shall become immediately vested and to the extent applicable, exercisable.  If Dr. Hillman voluntarily resigns he shall receive no further compensation after the effective date of such resignation.  The employment agreement also includes non-disclosure and non-compete provisions, as well as salary payments for a three month period in the event of an executive’s death or disability during the term of the agreements.  Dr. Hillman was awarded options to acquire 700,000 share of common stock on May 21, 2008.  These options vested as follows: 200,000 shares immediately and the remaining 500,000 shares were scheduled to vest when the Company’s stock price reaches certain levels (150,000 shares vest at $1.00 per share, 150,000 shares vest at $2.00 per share and 200,000 share vest at $3.00 per share).  On August 13, 2009 the Compensation Committee approved the accelerated vesting of the unvested, unexerciseable options.

Stock Option and Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee were Messrs. Welch and Hennecke for the fiscal year 2008.  No officer or employee of the Company participated in deliberations of the Compensation Committee concerning executive officer compensation during the year ended December 31, 2008 while serving as an officer or employee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee of the Board of Directors is responsible for reviewing all transactions between the Company and any officer or Director of the Company or any entity in which an officer of Director has a material interest. Any such transactions must be on terms no less favorable than those that could be obtained on an arms-length basis from independent third parties.

Consulting Fees

We continue to owe Dr. Hillman, our Director and Chief Scientific Officer, $55,000 for consulting services he provided to us in 2001 and 2002.  No interest is being accrued on this outstanding obligation.  In addition, Dr. Hillman is owed $26,250 for salary deferred prior to 2008.

Our former Director, Dr. Marc Siegel entered into a consulting agreement with us to provide certain media relations services to us.  In connection with Dr. Siegel’s services as a consultant he was paid $9,600 in 2008.

Financing Transactions

On June 29, 2009, we entered into and consummated a private placement of equity and debt financing pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Koski Family Limited Partnership (“KFLP”).  Pursuant to the terms of the Securities Purchase Agreement we issued 50,000,000 shares of our Common Stock to the KFLP in exchange for $4,000,000, the payment of which consisted of the following: $1,500,000 in cash at closing and $2,500,000 pursuant to a non-interest bearing promissory note providing for five consecutive monthly installment payments of $500,000 commencing July 31, 2009 and the KFLP provided a secured loan of $1,000,000 to us.  The loan is secured by substantially all of the Company’s assets (excluding receivables) and bears interest at the rate of Prime plus 4.0% which is payable quarterly.  The principal of the loan is due in five years.  The Company also issued warrants to the KFLP to acquire 1,000,000 shares of Company common stock at an exercise price of $0.10 per share.  The warrant expires in five years and is immediately exercisable.  Collectively the transaction with the KFLP is herein referred to as the “KFLP Transaction.”

As a result of the KFLP Transaction there was a change of control of the Company with the KFLP acquiring a controlling interest in our outstanding voting common stock.  Two Koski family members, who are also principals of the KFLP, Robert Koski and Christine Koski, were appointed to our Board of Directors.  In addition, following the transaction, the KFLP also has the ability under the Securities Purchase Agreement to consent to the selection and appointment of two outside Directors.

The KFLP was also granted registration rights in connection with any offerings by the Company of its shares.  Such registration rights require the Company to include a certain amount of the KFLP shares in a Company offering determined based upon 15% of the shares to be publicly offered.

In connection with, and as a condition to the Securities Purchase Agreement, the purchasers, under that certain securities purchase agreement dated June 12, 2008, (the “Hawes Agreement”), including George Hawes our largest shareholder prior to the KFLP Transaction, entered into waiver and release agreements with us.  In addition, such individuals waived and relinquished any special rights they possessed pursuant to agreements with the Company, including, but not limited to, (i) rights of first refusal (ii) antidilution regarding future equity sales and (iii) covenants regarding secured lending.  In connection with such waivers and releases, warrants to acquire 3,220,000 shares of our common stock at an exercise price of $1.30 per share that were previously issued under the Hawes Agreement were subject to the right of exchange for new replacement warrants to acquire the same number of shares under the same terms except for a change in the exercise price from $1.30 to $0.75.

On June 12, 2008, we closed on $2,600,000 in equity based financing with net proceeds of $2,515,000 pursuant to the Hawes Agreement. We issued a total of 5,777,778 shares of restricted common stock in the private placement. The shares were sold to two accredited investors (including our largest shareholder and affiliate, George T. Hawes) at $0.45 per share. Each participating investor also received warrants to purchase shares of common stock at the price of $1.30 per share, a portion of which were later revised pursuant to the KFLP Transaction described above. One warrant was issued for each share of common stock issued for a total of 5,777,778 shares that may be acquired upon exercise of the warrants. The warrants are exercisable and expire June 12, 2013.

On August 7, 2007, we closed on $1,171,591 in equity based financing.  We issued a total of 4,600,000 shares of restricted common stock and warrants to acquire 4,600,000 shares of common stock in a private placement to accredited investors.   The shares were sold to accredited investors at $0.25 per share, except that per stock exchange requirements, a former Director, acquired his shares at $0.44 per share, which was the closing share price on August 7, 2007.  One of our shareholders, George Hawes participated in this offering and acquired 1,100,000 shares and 1,100,000 warrants.  Each warrant to purchase shares of common stock is exerciseable at the price of $0.58 per share.  The warrants expired on August 8, 2008 (the “August 2007 Warrants”).  On January 31, 2008 we amended the August 2007 Warrants, to reduce the exercise price to $0.44, which was the fair market value on the date of the amendment for a designated period of time (from January 28, 2008 to February 29, 2008) following which the exercise price reverted back to $0.58.  Prior to the expiration of the August 2007 Warrants, 3,386,364 shares were issued upon exercise at the amended exercise price George Hawes acquired 500,000 shares at the reduced exercise price.

Immediately following the KFLP Transaction, our Director and Chief Scientific Officer was repaid funds in the amount of $45,656.43 (that he had previously advanced to the Company during 2009), through the issuance of 456,564 shares of common stock on June 29, 2009 at a price per share of $0.10.

Relationships

During 2008, Dr. Zahradnik’s wife provided administrative services to the Company as an independent contractor on an as-needed basis at an hourly rate and was paid an aggregate of $5,925. Ms. Zahradnik no longer provided any services to the Company after February 15, 2009.

During 2008, the Company paid approximately $201,665 to a law firm for intellectual property services.  Dr. Hillman’s daughter-in-law works at the law firm as an attorney.

During 2008, the Company employed Mr. Stein’s son on a part-time basis and for such services it paid Mr. Stein’s son $5,910.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of September 16, 2009, certain information concerning the beneficial ownership of each class of our voting securities by: (i) each person known by us to own beneficially five percent (5%) or more of the outstanding shares of our common stock, (ii) each of our Directors and named executive officers, and (iii) all executive officers and Directors as a group.

The number of shares beneficially owned by each 5% stockholder, Director or named executive officer is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after September 16, 2009 through the exercise of any stock option, warrant or other right, or conversion of any security. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address (1)	Number of Shares Beneficially Owned	Percentage of Ownership(2)
5% Shareholder
Koski Family Limited Partnership (3)	51,000,000	55.5%
George T. Hawes (4)	14,041,323	15.0%

Directors and Officers
David B. Hirsch (5)	1,500,000	1.6%
Jeffrey D. Hillman (6)	5,433,958	5.8%
Christine Koski (7)	51,100,000	55.5%
Robert Koski (7)	51,100,000	55.5%
Brian Bohunicky	0	-

All Officers and Directors as a Group (5 Persons)	58,133,958	62.3%

(1)	Except as indicated, the address of the person named in the table is c/o 13700 Progress Boulevard, Alachua, Florida 32615.
(2)
For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 90,866,899 shares of common stock outstanding as of September 16, 2009, plus the number of shares of common stock that such person has the right to acquire within 60 days after September 16, 2009.

(3)
Based upon information provided by the Koski Family Limited Partnership (“KFLP”) in its Schedule 13D filing with the SEC on July 8, 2009, includes (i) 50,000,000 shares held directly by the KFLP, and (ii) warrants currently exerciseable to acquire 1,000,000 shares of our shares of common stock at an exercise price of $0.10 per share.

(4)
Based upon information provided by Mr. Hawes in his Schedule 13D/A filing with the SEC on July 17, 2009.  The amount of shares includes 2,557,778 shares issuable pursuant to currently exerciseable warrants and excludes 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock owned by Mr. Hawes wife for which he disclaimed beneficial ownership. Mr. Hawes address, as reflected in Schedule 13D/A, is 390 Plandome Road, Suite 222, Manhasset, New York 11030.

(5)	Includes 500,000 shares of common stock from currently exerciseable options awarded to Mr. Hirsch in connection with his employment with us.
(6)	Includes 4,056,914 shares held by the 2002 Jeffrey Hillman Trust, 602,044 shares held directly by Jeffrey D. Hillman and 775,000 shares pursuant to currently exerciseable outstanding options.
(7)
In addition to the shares reflected as beneficially owned by the KFLP in note (3), the share amounts include currently exerciseable outstanding options to acquire 100,000 shares of our common stock granted to each of Christine and Robert Koksi in connection with their commencing service on our board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in such filing.

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2008, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2008 and the notes thereto.  Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Kirkland, Russ, Murphy and Tapp, PA the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee has also received and reviewed written disclosures and the letter from Kirkland, Russ, Murphy and Tapp, PA regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Kirkland, Russ, Murphy and Tapp, PA their independence from us.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to our board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Submitted by Audit Committee/Board of Directors:

Christine L. Koski (Chair)
Robert C. Koksi
Jeffrey D. Hillman
David B. Hirsch
 (members since June 2009)

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company has elected not to submit its selection of Kirkland, Russ, Murphy & Tapp, PA, as the Company’s independent registered public accountant to the shareholders for ratification for the coming fiscal year because it does not believe that it is required to do so.  Representatives from Kirkland, Russ, Murphy & Tapp, P.A. the Company’s current independent registered public accountant are expected to be present at the Annual Meeting and, therefore, will be available to respond to questions.

Changes in Registrant's Certifying Accountants

In connection with the two most recent fiscal years or subsequent interim periods, there were no disagreements between Kirkland, Russ, Murphy & Tapp on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

PRINCIPAL ACCOUNTANT FEES AND SERVICES.

Audit and Other Fees

The following table presents fees incurred for professional audit services rendered by our independent registered public accounting firm, Kirkland, Russ, Murphy and Tapp, PA for the audit of our financial statements for the years ended December 31, 2008 and December 31, 2007, and fees for other services rendered by Kirkland, Russ, Murphy and Tapp and other accounting firms whom assisted on special projects during those periods.

Type of Fees	2008	2007

Audit Fees (1)	$110,150	$88,000
Audit-Related Fees (2)	8,075	18,428
Tax Fees (3)	3,000	3,000
All Other Fees (4)	—	7,443
Total	$121,225	$116,871

(1)       Audit Fees: These fees consist of aggregate fees billed or to be billed by Kirkland, Russ, Murphy and Tapp, PA of $88,000 for professional services rendered in connection with their audit of the Company’s 2008 and 2007 financial statements, respectively, including the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q.
(2)       Audit-Related Fees:  There were fees billed by Ernest & Young LLP and Kirkland, Russ, Murphy and Tapp, PA for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements that are not reported above under the caption "Audit Fees."
(3)       Tax Fees:  There were fees billed by Kirkland, Russ, Murphy and Tapp, PA for professional services for tax compliance and tax advice.
(4)       All Other Fees:  There were fees billed by various CPA firms in 2007 of $7,443 in connection with the professional services associated with the Company’s compliance with the Sarbanes-Oxley Act of 2002 filings for small businesses.  No fees were billed for 2008.

            The Audit Committee approves in advance all audit and non-audit services to be performed by the Company’s independent registered public accounting firm.  The Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence and has pre-approved certain specified audit and non-audit services to be provided by Kirkland, Russ, Murphy and Tapp, PA for up to twelve (12) months from the date of the pre-approval.  If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration.

Pre-Approval Policies and Procedures

The Audit Committee approves in advance all audit and non-audit services to be performed by the Company’s independent registered public accounting firm.  The Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence.  If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration.

OTHER MATTERS

Shareholder Proposals for the Next Annual Meeting

Proposals of shareholders, including nominations for the Board of Directors, intended to be presented at the Company's annual meeting of shareholders to be held in 2010 should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Alachua, Florida, within a reasonable time before the Company begins to print and send its proxy materials in order to be eligible for inclusion in the Company's Proxy Statement and Proxy relating to that meeting. Any shareholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such shareholder, (iv) the dates on which the shareholder acquired the shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of the shareholder in the proposal, (vii) a statement in support of the proposal, and (viii) any other information required by the rules and regulations of the Commission.

Interim Corporate Mailings

In accordance with National Instrument 54-102 of the Canadian Securities Administrators, registered and beneficial shareholders of the Company may elect annually to receive interim corporate mailings, including interim financial statements of the Company, if they so request. If you wish to receive such mailings, please complete the form in Annex B and mail as instructed on the form.

Availability of Annual Report on Form 10-K

Accompanying this Proxy Statement is a copy of the Company's Annual Report on Form 10-K for 2008. Shareholders who would like additional copies of the Annual Report on Form 10-K should direct their requests in writing to:

Oragenics, Inc.
13700 Progress Boulevard
Alachua, Florida 32615
Attention: Brian Bohunicky, Secretary.

Miscellaneous

Management does not know of any matters to be brought before the Annual Meeting other than as described in this Proxy Statement.  Should any other matters properly come before the Annual Meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

BY ORDER OF THE
BOARD OF DIRECTORS

Brian Bohunicky,
Secretary

Alachua, Florida
September __, 2009

Annex A

SECOND AMENDMENT TO
AMENDED AND RESTATED
ORAGENICS, INC.
2002 STOCK OPTION AND INCENTIVE PLAN

This Second Amendment to the Oragenics, Inc. (the “Company”) Amended and Restated 2002 Stock Option and Incentive Plan is made pursuant to Section 5.1 of the Stock Option and Incentive Plan.

Recitals:

WHEREAS, the 2002 Stock Option and Incentive Plan was originally adopted by the Company and approved by the shareholders on September 17, 2002; and

WHEREAS, the shareholders approved the Amended and Restated 2002 Stock and Incentive Plan (the “Plan”) at the Company’s annual meeting on May 5, 2006.

WHEREAS, the shareholders approved the First Amendment to the Amended and Restated 2002 Stock and Incentive Plan (the “Plan”) at the Company’s annual meeting on April 8, 2008.

NOW THEREFORE, Section 5.1 titled “SHARES OF STOCK SUBJECT TO PLAN” is hereby amended as follows:

The reference to “5,000,000” is replaced with “12,500,000”, to reflect an increase in the shares reserved for use under the Plan.

All other terms and conditions of the Amended and Restated 2002 Stock Option and Incentive Plan remain in full force and effect. The Second Amendment to the Amended and Restated 2002 Stock Option and Incentive Plan was approved by the Board of Directors on August 12, 2009 and submitted to the Company’s shareholders for approval in connection with the Company’s October 28, 2009 Annual Meeting.

Annex B

Oragenics, Inc.

Request for Interim Financial Statements

In accordance with National Instrument 54-102 of the Canadian Securities Administrators, registered and beneficial shareholders of the subject Corporation may elect annually to receive interim corporate mailings, including interim financial statements of the Corporation, if they so request.  If you wish to receive such mailings, please complete and return this form to:

Oragenics, Inc.
Investor Relations
13700 Progress Boulevard
Alachua, FL  32615

NAME:

ADDRESS:

POSTAL CODE:

I confirm that I am an owner of common stock of the Corporation.

SIGNATURE OF
SHAREHOLDER:	______________________________________DATE:____________

CUSIP:	684023104

SCRIP COMPANY CODE: ORGQ

Annex C

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
ORAGENICS, INC.
TO BE HELD AT GRAND HYATT TAMPA BAY, 2900 BAYPORT DRIVE TAMPA, FLORIDA 33607
ON WEDNESDAY, OCTOBER 28, 2009 AT 10:00 A.M. LOCAL TIME

The undersigned shareholder of Oragenics, Inc.(the "Company"), Alachua, Florida, hereby constitutes and appoints David Hirsch with full power of substitution or in the place of the foregoing, Jeffrey Hillman as proxy holder for and on behalf of the undersigned shareholder with the power of substitution to attend, act and vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of Shareholders or at any adjournments thereof (the "Annual Meeting"), upon the proposals described in the Notice to the Holders of Common Stock of the Annual Meeting of Shareholders and Proxy Statement, both dated September XXX, 2009, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote on any shareholder proposals not submitted to the Company for a vote of the shareholders at the Annual Meeting within a reasonable time prior to the mailing of the proxy materials, as well as on the election of any person as a Director if a Director nominee named in Proposal I is unable to serve or for good cause will not serve, and on matters incident to the conduct of the Annual Meeting. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of the Directors listed on the reverse side and FOR Proposals II and III.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ORAGENICS, INC. AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.  The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

PROXY

A. PROPOSALS – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals II and III.

Proposal I: Election of Directors. On the proposal to elect the following Directors to serve until the indicated Annual Meeting of Shareholders of the Company and until their successors are elected and qualified:

Christine L. Koski	For ☐	Withhold Authority ☐
Robert C. Koski	For ☐	Withhold Authority ☐
Jeffrey D. Hillman	For ☐	Withhold Authority ☐
David B. Hirsch	For ☐	Withhold Authority ☐

Proposal II: Amend our Amended and Restated Articles of Incorporation to increase our authorized shares of common stock.

☐ For	☐ Against	☐ Abstain

Proposal III: Second Amendment to the Amended and Restated 2002 Stock Option and Incentive Plan to increase the authorized shares.

☐ For	☐ Against	☐ Abstain

B.  Authorized Signatures – This section must be completed for your vote to be counted. — Date and Sign Below.

  Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Shares Held:

Signature of Shareholder

Signature of Shareholder (If held jointly)

Dated:
THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED.